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                              O'CONNOR, BROUDE & ARONSON
                                   ATTORNEYS AT LAW
                           THE BAY COLONY CORPORATE CENTER
                             ROUTE 128 AND WINTER STREET,
                            950 WINTER STREET, SUITE 2300
                             WALTHAM, MASSACHUSETTS 02154

                                                         FACSIMILE:617-890-9261
                                         ____

                                     617-890-6600


                                  July 11, 1996


Board of Directors
Video Update, Inc.
3100 World Trade Center
30 East Seventh Street
St. Paul, Minnesota 55101

                               Re:  VIDEO UPDATE, INC.

Ladies and Gentlemen:

    This firm has acted as corporate counsel to Video Update, Inc., a Delaware corporation (hereinafter called the "Company"), in connection with the proposed public offering described below.

    In our capacity as corporate counsel to the Company, we are familiar with the Certificate of Incorporation, as amended and restated, of the Company and the Bylaws, as amended, of the Company. We are also familiar with the corporate proceedings taken by the Company in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") covering (1) a public offering by the Company through Piper Jaffray Inc. and The Robinson-Humphrey Company, Inc. (the "Underwriters") of 5,500,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock") and (2) 825,000 shares of Class A Common Stock, which may be sold by the Underwriters to cover over-allotments.

    On the basis of the foregoing, we are of the opinion that the shares of Class A Common Stock to be sold by the Underwriters have been duly authorized, and upon the sale thereof as described in the Registration Statement, such securities will be legally issued, fully paid and non-assessable.

    This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments thereto.



                                            Very truly yours,

                                            O'CONNOR, BROUDE & ARONSON



                                            By: /s/ Lawrence H. Gennari
                                                ---------------------------
                                                Lawrence H. Gennari

LHG:jac
c: Daniel A. Potter, Chief Executive Officer